FIGS Releases Third Quarter 2026 Financial Results

Exceeded Top and Bottom Line Expectations
Grew Net Revenues 25.7%
Achieved Net Income Margin of 10.1% and Adjusted EBITDA Margin of 16.5%
Increasing Full Year 2026 Outlook
SANTA MONICA, Calif., November 5, 2026 — FIGS, Inc. (NYSE: FIGS) (the “Company”), the leading global healthcare apparel brand dedicated to improving the lives of healthcare professionals, today released its third quarter 2026 financial results and published a financial highlights presentation on its investor relations website at ir.wearfigs.com/financials/quarterly-results/.

Third Quarter 2026 Financial Highlights

•Net revenues were $190.7 million, an increase of 25.7% year over year, primarily due to an increase in orders and higher average order value (“AOV”).(1)
•Scrubwear net revenues were $157.5 million, an increase of 24.0% year over year.
•Non-scrubwear net revenues were $33.2 million, an increase of 34.6% year over year.
•U.S. net revenues were $153.9 million, an increase of 20.8% year over year.
•International net revenues were $36.8 million, an increase of 51.4% year over year.
•Gross margin was 69.3%, a decrease of 60 basis points year over year, primarily due to outsized improvements in returns processing in the prior year and higher inventory reserves, partially offset by the positive impacts from pricing increases and ongoing efficiency efforts.
•Operating expenses were $109.9 million, an increase of 13.9% year over year. As a percentage of net revenues, operating expenses decreased to 57.6% from 63.6% in the same period last year, primarily due to fixed cost leverage across general and administrative, marketing, and selling expenses.
•Net income was $19.3 million, or $0.10 in diluted earnings per share, compared to net income of $8.7 million, or $0.05 in diluted earnings per share, in the same period last year.
•Net income margin(2) was 10.1%, as compared to 5.8% in the same period last year.
•Adjusted EBITDA(3) was $31.5 million, an increase of $12.7 million year over year.
•Adjusted EBITDA margin(2)(3) was 16.5%, as compared to 12.4% in the same period last year.

“Our momentum continued in Q3, which marked our fourth straight quarter of greater than 25% net revenues growth, powered by consistent strength across our categories, channels and geographies,” said Trina Spear, Chief Executive Officer and Co-Founder. “This inflection in our business reflects the combined power of great product, marketing campaigns that resonate deeply, a passionate community and strong industry fundamentals. It has been a landmark year so far for FIGS, and I’m extremely proud of our team’s ongoing execution and unrelenting focus on our mission. We are also off to a great start in Q4 and believe we have a foundation for sustainable top- and bottom-line momentum as we look ahead to 2027.”

Key Operating Metrics

•Active customers(1) as of September 30, 2026 increased 14.3% year over year to 3.2 million.
•Net revenues per active customer(1) was $236, an increase of 12.9% year over year.

•AOV(1) was $126, an increase of 10.5% year over year, primarily driven by higher average unit retail due to pricing and favorable product mix, as well as lower discount and return rates.

Financial Outlook

Net Revenues growth vs. 2025	Q4 up ~15%; FY up ~23.5%

FY 2026 Adjusted EBITDA Margin(2)(4)	Approximately 15.8%

Sarah Oughtred, Chief Financial Officer, commented, “We performed at a high level in Q3, delivering better-than-expected overall results. Net revenues grew 26%, highlighted by accelerations in active customer growth to 14.3%, average order value growth to 10.5%, and net revenues per active customer, which grew to a record $236. Our adjusted EBITDA margin expanded 410 basis points to 16.5%, further demonstrating the power of our model and the ability to drive leverage across our expense lines. With record cash, cash equivalents and short-term investments of just over $330 million, we continued to return value to shareholders through our recently expanded share repurchase program. The overall strength of these results, together with our increased conviction in Q4, leads us to raise our full year net revenues and adjusted EBITDA margin outlooks.”

(1) “Active customers,” “net revenues per active customer” and “average order value” are key operational and business metrics that are important to understanding the Company’s performance. Please see the sections titled “Non-GAAP Financial Measures and Key Operating Metrics” and “Key Operating Metrics” below for information regarding how the Company calculates its key operational and business metrics and for comparisons of active customers, net revenues per active customer and average order value to the prior year period.
(2) “Net income margin” and “adjusted EBITDA margin” are calculated by dividing net income and adjusted EBITDA by net revenues, respectively.
(3) “Adjusted EBITDA” and “adjusted EBITDA margin” are non-GAAP financial measures. Please see the sections titled “Non-GAAP Financial Measures and Key Operating Metrics” and “Reconciliations of GAAP to Non-GAAP Measures” below for more information regarding the Company’s use of non-GAAP financial measures and reconciliations to the most directly comparable GAAP measures.
(4) The Company has not provided a quantitative reconciliation of its adjusted EBITDA margin outlook to a GAAP net income margin outlook because it is unable, without making unreasonable efforts, to project certain reconciling items. These items include, but are not limited to, future stock-based compensation expense, income taxes, expenses related to non-ordinary course disputes, and transaction costs. These items are inherently variable and uncertain and depend on various factors, some of which are outside of the Company’s control or ability to predict. For more information regarding the Company’s use of non-GAAP financial measures, please see the section titled “Non-GAAP Financial Measures and Key Operating Metrics.”

Conference Call Details

FIGS management will host a conference call and webcast today at 2:00 p.m. PT / 5:00 p.m. ET to discuss the Company’s financial and business results and outlook. To participate, please dial 1-833-461-5787 (US) or 1-585-542-9983 (International) and the conference ID 350861644. The call is also accessible via webcast at ir.wearfigs.com. An archive of the webcast will be available on FIGS’ investor relations website at ir.wearfigs.com until November 5, 2027.

Non-GAAP Financial Measures and Key Operating Metrics
In addition to the GAAP financial measures set forth in this press release, the Company has included non-GAAP financial measures within the meaning of Regulation G and Item 10(e) of Regulation S-K. The Company uses “adjusted EBITDA” and “adjusted EBITDA margin” to provide useful supplemental measures that assist in evaluating its ability to generate earnings, provide consistency and comparability with its past financial performance and facilitate period-to-period comparisons of its core operating results as well as the results of its peer companies. The Company uses “free cash flow” as a useful supplemental measure of liquidity and as an additional basis for assessing its ability to generate cash. The Company calculates “adjusted EBITDA” as net income adjusted to exclude: other income, net; gain/loss on disposal of assets; provision for income taxes; depreciation and amortization expense; stock-based compensation and related expense; transaction costs; expenses related to non-ordinary course disputes; and refunds recognized for IEEPA tariffs incurred on goods sold in the prior fiscal year. The Company calculates “adjusted EBITDA margin” by dividing adjusted EBITDA by net revenues. The Company calculates “free cash flow” as net cash (used in) provided by operating activities reduced by capital expenditures, including purchases of property and equipment and capitalized software development costs.

Reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures are included below under the heading “Reconciliations of GAAP to Non-GAAP Measures.”

The Company has also included herein “active customers,” “net revenues per active customer” and “average order value,” which are key operational and business metrics that are important to understanding Company performance. The Company believes the number of active customers is an important indicator of growth as it reflects the reach of the Company’s digital platform, brand awareness and overall value proposition. The Company defines an active customer as a unique customer account that has made at least one purchase in the preceding 12-month period. In any particular period, the Company determines the number of active customers by counting the total number of customers who have made at least one purchase in the preceding 12-month period, measured from the last date of such period. The Company believes measuring net revenues per active customer is important to understanding engagement and retention of customers, and as such, the value proposition for its customer base. The Company defines net revenues per active customer as the sum of total net revenues in the preceding 12-month period divided by the current period active customers. The Company defines average order value as the sum of the total net revenues in a given period divided by the total orders placed in that period. Total orders are the summation of all completed individual purchase transactions in a given period. The Company believes its relatively high average order value demonstrates the premium nature of its products. As the Company expands into and increases its presence in additional product categories, price points and international markets, average order value may fluctuate.

Active customers as of September 30, 2026 and 2025, respectively, net revenues per active customer as of September 30, 2026 and 2025, respectively, and average order value for the three and nine months ended September 30, 2026 and 2025, respectively, are presented below under the heading “Key Operating Metrics.”

About FIGS
FIGS is a founder-led, direct-to-consumer healthcare apparel and lifestyle brand that seeks to celebrate, empower, and serve current and future generations of healthcare professionals. We create technically advanced apparel and products that feature an unmatched combination of comfort, durability, function, and style. We share stories about healthcare professionals’ experiences in ways that inspire them. We build meaningful connections within the healthcare community that we created. Above all, we seek to make an impact for our community, including by advocating for them and always having their backs.

We serve healthcare professionals both in the U.S. and internationally. We also serve healthcare institutions through our TEAMS platform.

Forward Looking Statements
This press release contains various forward-looking statements about the Company within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, that are based on current management expectations, and which involve substantial risks and uncertainties that could cause actual results to differ materially from the results expressed in, or implied by, such forward-looking statements. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking. These forward-looking statements generally are identified by the words “anticipate”, “believe”, “contemplate”, “continue”, “could”, “estimate”, “expect”, “forecast”, “future”, “intend”, “may”, “might”, “opportunity”, “outlook”, “plan”, “possible”, “potential”, “predict”, “project”, “should”, “strategy”, “strive”, “target”, “will” or “would”, the negative of these words or other similar terms or expressions. The absence of these words does not mean that a statement is not forward-looking. These forward-looking statements address various matters, including the Company’s ongoing execution and unrelenting focus on its mission; the Company’s belief it has a foundation for sustainable top- and bottom-line momentum as it looks ahead to 2027; the Company’s increased conviction in Q4 2026; and the information under the section titled “Financial Outlook,” such as the Company’s outlook as to net revenues growth for the quarter and full year ending December 31, 2026 and adjusted EBITDA margin for the full year ending December 31, 2026; all of which reflect the Company’s expectations based upon currently available information and data. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, the Company’s actual results, performance or achievements may differ materially from those expressed or implied by the forward-looking statements, and you are cautioned not to place undue reliance on these forward-looking statements. The following important factors and uncertainties, among others, could cause actual results, performance or achievements to differ materially from those described in these forward-looking statements: the Company’s ability to maintain its historical growth; the Company’s ability to maintain profitability; the Company’s ability to maintain the value and reputation of its brand; the Company’s ability to attract new customers, retain existing customers, and to maintain or increase sales to those customers; the success of the Company’s marketing efforts; the Company’s ability to maintain a strong community of engaged customers and Ambassadors; negative publicity related to the Company’s marketing efforts or use of social media; the Company’s ability to successfully develop and introduce new, innovative and updated products; the competitiveness of the market for healthcare apparel; the Company’s ability to maintain its key employees; the Company’s ability to attract and retain highly skilled team members; risks associated with expansion into, and conducting business in, international markets; changes in, or disruptions to, the Company’s shipping arrangements; the successful operation of the Company’s fulfillment operations; the Company’s ability to accurately forecast customer demand, manage its inventory, and plan for future expenses; the impact of changes in consumer confidence, shopping behavior and consumer spending on demand for the Company’s products; the impact of macroeconomic trends on the Company’s operations; the Company’s reliance on a limited number of third-party suppliers; the impact of global trade policy on the Company’s ability to source and distribute its products; the fluctuating costs of raw materials; the Company’s ability to execute on its B2B growth strategy; the Company’s ability to execute on its retail growth strategy; the Company’s failure to protect proprietary, confidential or sensitive information or personal customer data or risks of cyberattacks; the Company’s failure to protect its intellectual property rights; the fact that the operations of many of the Company’s suppliers and vendors are subject to additional risks that are beyond its control; and other risks, uncertainties and factors discussed in the “Risk Factors” section of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2026 to be filed with the Securities and Exchange Commission (“SEC”), the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on February 26, 2026, and the Company’s other periodic filings with the SEC. The forward-looking statements in this press release speak only as of the time made and the Company does not undertake to update or revise them to reflect future events or circumstances.

FIGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)

	As of
	September 30, 2026	December 31, 2025
Assets	(Unaudited)
Current assets
Cash and cash equivalents	$76,470	$81,985
Short-term investments	254,696	218,863
Accounts receivable	7,537	6,271
Inventory, net	121,335	127,966
Prepaid expenses and other current assets	18,543	12,200
Total current assets	478,581	447,285
Non-current assets
Property and equipment, net	36,177	33,938
Operating lease right-of-use assets	61,024	57,134
Deferred tax assets	12,176	12,187
Investment in equity securities	27,735	27,735
Other assets	2,226	1,717
Total non-current assets	139,338	132,711
Total assets	$617,919	$579,996
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$13,945	$18,187
Operating lease liabilities	9,943	8,175
Accrued expenses	41,889	20,529
Accrued compensation and benefits	14,512	17,194
Sales tax payable	6,061	4,266
Gift card liability	12,256	12,117
Deferred revenue	3,357	3,990
Returns reserve	4,896	4,171
Income tax payable	2,104	1,894
Total current liabilities	108,963	90,523
Non-current liabilities
Operating lease liabilities, non-current	57,074	51,829
Other non-current liabilities	264	182
Total liabilities	166,301	142,534
Commitments and contingencies
Stockholders’ equity
Class A common stock — par value $0.0001 per share, 1,000,000,000 shares authorized as of September 30, 2026 and December 31, 2025; 157,229,236 and 157,559,556 shares issued and outstanding as of September 30, 2026 and December 31, 2025, respectively	16	16
Class B common stock — par value $0.0001 per share, 150,000,000 shares authorized as of September 30, 2026 and December 31, 2025; 8,283,641 shares issued and outstanding as of September 30, 2026 and December 31, 2025	—	—
Preferred stock — par value $0.0001 per share, 100,000,000 shares authorized as of September 30, 2026 and December 31, 2025; zero shares issued and outstanding as of September 30, 2026 and December 31, 2025	—	—
Additional paid-in capital	299,352	338,526
Accumulated other comprehensive income (loss)	(422)	196
Retained earnings	152,672	98,724
Total stockholders’ equity	451,618	437,462
Total liabilities and stockholders’ equity	$617,919	$579,996

FIGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025

Net revenues	$190,689	$151,661	$547,210	$429,202
Cost of goods sold	58,607	45,593	158,975	136,429
Gross profit	132,082	106,068	388,235	292,773
Operating expenses
Selling	44,391	35,841	124,532	102,952
Marketing	25,486	23,472	83,490	64,779
General and administrative	39,996	37,120	118,259	105,703
Total operating expenses	109,873	96,433	326,281	273,434
Net income from operations	22,209	9,635	61,954	19,339
Other income, net
Interest income	2,563	2,315	6,947	6,510
Other income (expense)	(214)	9	(1,017)	5
Total other income, net	2,349	2,324	5,930	6,515
Net income before provision for income taxes	24,558	11,959	67,884	25,854
Provision for income taxes	5,277	3,213	13,936	10,111
Net income	$19,281	$8,746	$53,948	$15,743
Earnings attributable to Class A and Class B common stockholders
Basic earnings per share	$0.12	$0.05	$0.32	$0.10
Diluted earnings per share	$0.10	$0.05	$0.28	$0.09
Weighted-average shares outstanding—basic	165,995,498	163,665,566	166,306,037	162,942,689
Weighted-average shares outstanding—diluted	193,275,680	180,875,933	194,833,504	175,974,151

FIGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine months ended September 30,
	2026	2025
Cash flows from operating activities:
Net income	$53,948	$15,743
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	8,115	6,478
Deferred income taxes	11	(1,455)
Non-cash operating lease cost	7,403	7,382
Stock-based compensation	19,602	21,683
Accretion of discount and accrued interest on available-for-sale securities	(1,241)	(2,981)
Realized gains on available-for-sale securities	(45)	—
Changes in operating assets and liabilities:
Accounts receivable	(1,266)	(3,517)
Inventory	6,631	(35,474)
Prepaid expenses and other current assets	(6,343)	227
Other assets	500	440
Accounts payable	(3,509)	(4,018)
Accrued expenses	21,360	(7,629)
Accrued compensation and benefits	(2,682)	6,715
Sales tax payable	1,795	25
Gift card liability	139	414
Deferred revenue	(633)	3,696
Returns reserve	725	(656)
Income tax payable	210	(346)
Operating lease liabilities	(4,280)	(6,485)
Other non-current liabilities	82	—
Net cash provided by operating activities	100,522	242
Cash flows from investing activities:
Purchases of property and equipment	(10,719)	(5,305)
Purchases of available-for-sale securities	(255,161)	(185,857)
Maturities and sales of available-for-sale securities	220,011	153,300
Other investing activities	(1,377)	(201)
Net cash used in investing activities	(47,246)	(38,063)
Cash flows from financing activities:
Repurchases of Class A Common Stock	(46,647)	(2,688)
Proceeds from stock option exercises and employee stock purchases	1,340	1,318
Payments for taxes related to net share settlement of equity awards	(13,469)	—
Net cash used in financing activities	(58,776)	(1,370)
Effect of foreign currency exchange rate changes on cash and cash equivalents	(15)	—
Net decrease in cash and cash equivalents	(5,515)	(39,191)
Cash and cash equivalents, beginning of period	$81,985	$85,645
Cash and cash equivalents, end of period	$76,470	$46,454

FIGS, INC.
RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
(Unaudited)
The following table presents a reconciliation of adjusted EBITDA to net income, which is the most directly comparable financial measure calculated in accordance with GAAP, and presents adjusted EBITDA margin with net income margin, which is the most directly comparable financial measure calculated in accordance with GAAP:

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
	(in thousands, except margin)		(in thousands, except margin)
Net income	$19,281	$8,746	$53,948	$15,743
Add (deduct):
Other income, net	(2,349)	(2,324)	(5,930)	(6,515)
Provision for income taxes	5,277	3,213	13,936	10,111
Depreciation and amortization expense(1)	2,333	2,327	8,115	6,478
Stock-based compensation and related expense(2)	6,976	6,889	19,816	21,935
IEEPA tariff refund(3)	—	—	(7,899)	—
Adjusted EBITDA(4)	$31,518	$18,851	$81,986	$47,752

Net revenues	$190,689	$151,661	$547,210	$429,202
Net income margin(5)	10.1%	5.8%	9.9%	3.7%
Adjusted EBITDA Margin	16.5%	12.4%	15.0%	11.1%
(1) Excludes amortization of debt issuance costs included in “Other income, net.”
(2) Includes stock-based compensation expense, payroll taxes and costs related to equity award activity.
(3) Consists of refunds recognized for IEEPA tariffs incurred on goods sold in the year ended December 31, 2025.
(4) For the nine months ended September 30, 2025, reflects $171,000 of stock-based compensation expense and payroll taxes inadvertently not reflected in our previously disclosed Adjusted EBITDA results for the three months ended March 31, 2025.
(5) Net income margin represents net income as a percentage of net revenues.

The following table presents a reconciliation of free cash flow to net cash provided by operating activities, which is the most directly comparable financial measure calculated in accordance with GAAP:

	Nine months ended September 30,
	2026	2025
	(in thousands)
Net cash provided by operating activities	$100,522	$242
Less: capital expenditures	(10,719)	(5,305)
Free cash flow	$89,803	$(5,063)

FIGS, INC.
KEY OPERATING METRICS
(Unaudited)

Active customers as of September 30, 2026 and 2025, respectively, net revenues per active customer as of September 30, 2026 and 2025, respectively, and average order value for the three and nine months ended September 30, 2026 and 2025, respectively, are presented in the following tables:

	As of September 30,
	2026	2025
	(in thousands)
Active customers	3,179	2,781

	As of September 30,
	2026	2025
Net revenues per active customer	$236	$209

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
Average order value	$126	$114	$126	$117

FIGS, INC.
DISAGGREGATED NET REVENUES
(In thousands, except percentages)
(Unaudited)

The following table presents the disaggregation of the Company’s net revenues for the three and nine months ended September 30, 2026 and September 30, 2025:

	Three months ended September 30,		Change	Nine months ended September 30,		Change
	2026	2025	%	2026	2025	%
By geography:
United States	$153,860	$127,343	20.8%	$444,187	$363,310	22.3%
Rest of the world	36,829	24,318	51.4%	103,023	65,892	56.4%
	$190,689	$151,661	25.7%	$547,210	$429,202	27.5%
By product:
Scrubwear	$157,509	$127,015	24.0%	$445,380	$353,999	25.8%
Non-Scrubwear	33,180	24,646	34.6%	101,830	75,203	35.4%
	$190,689	$151,661	25.7%	$547,210	$429,202	27.5%

Contacts

Investors:
Tom Shaw
IR@wearfigs.com

Media:
Todd Maron
press@wearfigs.com